Carson & Co, LLC
CERTIFIED PUBLIC ACCOUNTANTS

SUITE 1006 VILLAGE COMMONS
SEWICKLEY, PA 15143
TELE•(412) 741-8588
FAX•(412) 741-0833
WEB• carsonco.com

Registered - Public Company
Accounting Oversight Board
Member - American Institute of
Certified Public Accountants
Pennsylvania Institute of
Certified Public Accountants

Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Staar Investment Trust

In planning and performing our audit of the financial statements of Staar Investment Trust as of and for the year ended December 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Company's internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Staar Investment Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of Staar Investment Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of Staar Investment Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). We noted the following deficiencies in Staar Investment Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2008: (1) there was a lack of sufficient control surrounding the management of the transition from one third-party accounting service provider (Staar Financial Advisors, Inc., SFA) to another (Mutual Shareholders Services, LLC., MSS). The lack of sufficient transition control can be characterized in the following two areas: accurate cut-off and cut-in transition management and secondly, the lack of sufficient monitoring of expense accrual rates and shareholder activity. (2) In an unrelated matter, the Trust failed to allocate existing tax lot cost basis to newly issued shares as a result of mutual fund share splits; no cost basis was allocated to newly issued shares.

This report is intended solely for the information and use of management and the Board of Trustees of Staar Investment Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Carson & Co, LLC

Carson & Co, LLC
Sewickley, Pennsylvania
March 13, 2009